UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008 (April 7, 2008)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 7, 2008, Regency GP LP (the “General Partner”), the general partner of Regency Energy Partners LP (the “Partnership”) executed Amendment No. 5 to the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (the “Amendment”), to be effective as of January 1, 2008.  The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on schedule K-1 and modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between the General Partner and the Partnership’s unitholders after a follow-on offering of Partnership units.  The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the General Partner.  A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

Exhibit 3.1	Amendment No. 5 to the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Dan A. Fleckman
Dan A. Fleckman
Executive Vice President and Chief Legal Officer

August 28, 2008